Exhibit 99.1

PowerSecure and NRTC Partner to Bring Energy Efficient LED
Lighting to Electric Cooperatives Across the U.S.

Wake Forest, N.C. – May 3, 2011 – PowerSecure International, Inc. (Nasdaq: POWR) today announced that its EnergyLite division has entered into a relationship with National Rural Telecommunications Cooperative (NRTC) to bring LED lighting to electric cooperatives across the U.S. Through a newly established distribution agreement, NRTC will market and distribute EnergyLite’s LED-based area light, called the “SecureLiteTM”, which provides utilities an energy efficient, environmentally friendly, low maintenance alternative to traditional HID lighting.

The SecureLite product delivers a 67% reduction in energy usage compared to a traditional High Pressure Sodium area light, extends lighting life three-fold, and provides increased reliability to reduce utility maintenance costs. SecureLite’s superior engineering delivers a better quality of light that enhances visibility and security, minimizes light pollution, and provides utilities with Dark Sky compliant technology. SecureLite’s highly efficient design includes its breakthrough proprietary dusk-to-dawn control technology which maximizes the light’s efficiency and reliability, and lowers maintenance costs.

“We are pleased to be able to offer the SecureLite, a product designed to deliver our members a strong return on investment, significantly reduced maintenance, and a great quality of light,” said Ed Drew, Vice President of Utility Solutions at NRTC. “The technology was designed with the unique needs of electric cooperatives in mind, and we are excited to make it available to our members,” he added.

Sidney Hinton, CEO of PowerSecure, said, “We are excited about this new relationship with NRTC to distribute our SecureLite area light product. NRTC has a terrific reputation in their service of electric cooperatives across the U.S., and we thrilled to partner with such a trusted organization. We continue to receive very positive feedback from utilities that we have hit the mark with SecureLite, due to the returns on investment it delivers through reductions in energy and maintenance costs, and the quality of light it delivers. We look forward to a positive and fruitful relationship with NRTC as we work to serve co-ops with our SecureLite, and potential additional LED lighting products in the future.”

About NRTC
The National Rural Telecommunications Cooperative (NRTC) represents the advanced telecommunications and information technology interests of more than 1,500 rural utilities and affiliates in 48 states.  Founded in 1986, NRTC provides products and services developed specifically to meet the needs of rural utilities and their customers, such as high-speed Internet access via satellite, full service Internet access and support, advanced metering infrastructure, wireless technologies, power quality products, long distance programs, mobile phone service, IP backbone services, direct broadcast satellite service (DBS) with DIRECTV and programming distribution rights for video providers. For more information, visit www.nrtc.coop.

About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues or profit associated with the new business and new products discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

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